Exhibit 10.1
Execution Version
STOCKHOLDERS AGREEMENT
This STOCKHOLDERS AGREEMENT, dated as of October 8, 2025 (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”) among the parties listed on the signature pages hereto (each, together with his, her or its Permitted Transferees as defined below, a “Holder” and together, the “Holders”) and Alliance Laundry Holdings Inc. (the “Corporation”).
WHEREAS, the Corporation intends to consummate an initial public offering (the “IPO”) of its common stock, par value $0.01 per share (“Common Stock”); and
WHEREAS, the Holders desire to effect an agreement pursuant to which the Holders will have certain designation rights with respect to nominees to the Board (as defined below) and its committees, certain information rights with respect to the Corporation and certain other rights with respect to the Corporation, in each case as specified herein.
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
Stockholder Rights and Restrictions
SECTION 1.01.    Composition of the Board.
(a)    For so long as the Principal Stockholder (as defined below) beneficially owns (as defined below):
(i)    at least 40.0% of the issued and outstanding shares of Common Stock, the Principal Stockholder shall have the right, but not the obligation, to nominate to the Board a number of Directors (as defined below) (rounded up to the nearest whole number) equal to the authorized number of Directors of the Board at such time multiplied by 50.1%; and
(ii)    at least 10.0%, but less than 40.0%, of the issued and outstanding shares of Common Stock, the Principal Stockholder shall have the right, but not the obligation, to nominate to the Board a number of Directors (rounded up to the nearest whole number) equal to the authorized number of Directors of the Board at such time multiplied by such percentage of the issued and outstanding shares of Common Stock beneficially owned by the Principal Stockholder.
(b)    The Corporation agrees, to the fullest extent permitted by applicable law and the listing standards of the stock exchange on which the Common Stock is then listed (the “Applicable Exchange Listing Standards”), to take all necessary and desirable actions to (i) include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors the individuals designated pursuant to Section 1.01(a) (to the extent that Directors of such nominee’s class are to be elected at such meeting for so long as the Board is classified), (ii) nominate and recommend each such individual to be elected as a Director as provided herein, (iii) solicit proxies or consents, as the case may be, in favor thereof and (iv) make, or cause to be made, with applicable government, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result. The Corporation shall be entitled, solely for the purposes set forth in Section 1.01(a), to identify each such individual as a BDT Director pursuant to this Agreement. In the event that the Principal Stockholder has nominated fewer than the total number of designees the Principal Stockholder is entitled to nominate pursuant to Section 1.01(a), the Principal Stockholder shall have the right, at any time, to nominate such additional designees to which the Principal Stockholder is entitled, in which case the Corporation and the Directors shall take all necessary corporate action, to the fullest extent permitted by applicable law, to (1) enable the Principal Stockholder to nominate and effect the election or appointment of such additional individuals and (2) to effect the election or appointment of such additional individuals nominated by the Principal Stockholder to fill such newly-created directorships resulting from any increase in the authorized number of Directors or to fill any other existing vacancies. Any Director(s) nominated pursuant to Section 1.01(a) shall be referred to as the “BDT Director” or “BDT Directors” hereunder, as applicable.
(c)    In the absence of any designation from the Principal Stockholder as specified in Section 1.01(a) above, the Director or Directors previously designated by the Principal Stockholder and then-serving shall be nominated if still eligible to serve as provided herein.
SECTION 1.02.    Vacancies of Directors. Unless the Board otherwise requests, in the event of a reduction in the number of BDT Directors to be nominated in accordance with the provisions of Section 1.01, the Principal Stockholder shall use its best efforts to obtain the resignations of the number of BDT Directors corresponding with such reduction. If a vacancy is created at any time by the death, disability, resignation, retirement, disqualification, removal from office or other cause of any BDT Director nominated pursuant to Section 1.01, other than the removal or resignation of a BDT Director due to a reduction in the number of BDT Directors to be nominated in accordance with the provisions of this Section 1.02, if requested by the Principal Stockholder, the remaining Directors shall, to the fullest extent permitted by applicable law, cause the vacancy created thereby to be filled by a new nominee, designee or appointee of the Principal Stockholder as soon as possible, and the Corporation agrees to take, to the fullest extent permitted by applicable law at any time and from time to time, all actions necessary to accomplish the same.
SECTION 1.03.    Chair of the Board. As of the date hereof and for so long as the Principal Stockholder beneficially owns at least 25.0% of the issued and outstanding shares of Common Stock, the Principal Stockholder shall, and the Corporation shall take all action necessary to ensure that the Principal Stockholder shall, have the right to appoint (including by filling any vacancy in the position of Chair of the Board) a then-serving Director as the Chair of the Board (as defined in the Corporation’s corporate governance guidelines, as may be amended, supplemented or otherwise modified from time to time, the “Corporate Governance Guidelines”) and to remove any person serving as Chair of the Board from such position. For so long as the Principal Stockholder beneficially owns at least 25.0% of the issued and outstanding shares of Common Stock, the Corporation shall not amend, supplement or otherwise modify, and shall take all actions necessary to ensure that the Corporate Governance Guidelines are not amended, supplemented or otherwise modified, with respect to the role, responsibilities or duties of the Chair of the Board without the consent of the Principal Stockholder, such consent not to be unreasonably withheld.

SECTION 1.04.    Lead Director. As of the date hereof, and for so long as the Principal Stockholder beneficially owns at least 25.0% of the issued and outstanding shares of Common Stock, the Principal Stockholder shall, and the Corporation shall take all action necessary to ensure that the Principal Stockholder shall, have the right to appoint (including by filling any vacancy in the position of Lead Director) a then-serving Director as the Lead Director (if any, as defined in the Corporate Governance Guidelines) and to remove any person serving as Lead Director from such position. For so long as the Principal Stockholder beneficially owns at least 25.0% of the issued and outstanding shares of Common Stock, the Corporation shall not amend, supplement or otherwise modify, and shall take all actions necessary to ensure that the Corporate Governance Guidelines are not amended, supplemented or otherwise modified, with respect to the role, responsibilities or duties of the Lead Director without the consent of the Principal Stockholder, such consent not to be unreasonably withheld.
SECTION 1.05.    Committee Membership. For so long as the Principal Stockholder is entitled to nominate at least one BDT Director to the Board in accordance with Section 1.01, the Principal Stockholder shall also be entitled to designate at least one BDT Director to each committee of the Board, including those formed after the date hereof; provided, however, that any such BDT Director designee must at all times remain eligible to serve on the applicable committee under applicable law and the Applicable Exchange Listing Standards, including any applicable general and heightened independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies”, and any applicable phase-in periods). If, at any time, the continued service of a committee member designated by the Principal Stockholder would cause the Corporation to violate any applicable law or Applicable Exchange Listing Standard, including any applicable general and heightened independence requirements and subject to any such exceptions referred to in the immediately prior sentence, the Principal Stockholder shall use its best efforts to obtain the resignation of such nominee from the applicable committee. Notwithstanding the foregoing, no BDT Director shall be required to be designated by the Principal Stockholder on any committee and any failure by the Principal Stockholder to exercise such right provided for herein at any time shall not constitute any waiver of such right at any time.
SECTION 1.06.    No Liability for Election of Recommended Directors. None of the Corporation, the Principal Stockholder, nor any officer, director, stockholder, partner, member, manager, equity holder, employee, agent or other representative of any such person, makes or shall be deemed to have made any representation or warranty as to the fitness or competence of the nominee of any person hereunder to serve on the Board by virtue of such person’s execution of this Agreement or by the act of such person in voting for such nominee pursuant to this Agreement.
SECTION 1.07.    Information Rights. (a) Until such time as the Principal Stockholder shall cease to own at least 3.0% of the issued and outstanding shares of Common Stock, upon the request of the Principal Stockholder, the Corporation shall, and shall cause its subsidiaries to, provide the Principal Stockholder:
(i)    promptly after the end of each month, the monthly operating report of the Corporation and, to the extent prepared by the Corporation in the ordinary course, a consolidated balance sheet of the Corporation and its subsidiaries as of the end of such month and consolidated statements of comprehensive income and cash flows of the Corporation and its subsidiaries, for each month and for the current fiscal year of the Corporation to date, prepared in accordance with GAAP (as defined below) (subject to normal year-end audit adjustments and the absence of notes thereto), together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Corporation’s business plan then in effect and approved by the Board;
(ii)    an annual budget, a business plan and financial forecasts for the Corporation for the fiscal year of the Corporation (the “Annual Budget”), no later than three business days after the approval thereof by the Board, in such manner and form as approved by the Board, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case, prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the chief executive officer or chief financial officer or equivalent officer of the Corporation to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of the Corporation for the respective periods covered thereby, it being recognized by such holders that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results, as well as any material changes in such Annual Budget which shall be delivered to the Principal Stockholder as promptly as practicable after such changes have been approved by the Board;
(iii)    as soon as available after the end of each fiscal year of the Corporation, and in any event within 90 days thereafter, (A) the annual financial statements required to be filed by the Corporation pursuant to the Exchange Act (as defined below) or (B) a consolidated balance sheet of the Corporation and its subsidiaries as of the end of such fiscal year, and consolidated statements of comprehensive income, cash flows and stockholders’ equity of the Corporation and its subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Corporation, and a Corporation-prepared comparison to the Corporation’s Annual Budget for such year as approved by the Board; and
(iv)    as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Corporation, and in any event within 45 days thereafter, (A) the quarterly financial statements required to be filed by the Corporation pursuant to the Exchange Act or (B) a consolidated balance sheet of the Corporation and its subsidiaries as of the end of each such quarterly period, and consolidated statements of comprehensive income, cash flows and stockholders’ equity of the Corporation and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Corporation’s Annual Budget then in effect as approved by the Board, all of the information to be provided pursuant to this Section 1.07(a)(iv) in reasonable detail and certified by the principal financial or accounting officer of the Corporation.
In addition to the foregoing, the Corporation shall provide periodic updates to the Principal Stockholder during the course of the preparation of the Annual Budget and keep the Principal Stockholder reasonably informed as to the Corporation’s progress, status and the budgeted items set forth therein. Notwithstanding anything to the contrary in this Section 1.07(a), the Corporation’s obligations hereunder shall be deemed satisfied to the extent that such information is provided by (A) providing the financial statements of any wholly-owned subsidiary of the Corporation to the extent such financial statements reflect the entirety of the operations of the business or (B) in the case of Section 1.07(a)(iii) and Section 1.07(a)(iv), filing such financial statements of the Corporation or any wholly-owned subsidiary of the Corporation whose financial statements satisfy the requirements of clause (A), as applicable, with the Securities and Exchange Commission on EDGAR or in such other manner as makes them publicly available.
(b)    Other Information. Until such time as the Principal Stockholder shall cease to own any Common Stock, upon the request of the Principal Stockholder, the Corporation shall deliver to the Principal Stockholder, with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Corporation or any of its subsidiaries under any credit agreement or otherwise) with respect to the Corporation and each of its subsidiaries as from time to time may be reasonably requested by the Principal Stockholder. Until such time as the Principal Stockholder shall cease to own any Common Stock, the Principal Stockholder shall have access to such other information concerning the Corporation’s business or financial condition and the Corporation’s management as may be reasonably requested, including such information as may be necessary to comply with regulatory, tax or other governmental filings; provided, however, that the Corporation shall not be required to disclose any privileged information of the Corporation so long as the Corporation has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Principal Stockholder without the loss of any such privilege.
(c)    Access. Until such time as the Principal Stockholder shall cease to own any Common Stock, the Corporation shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to (i) afford the Principal Stockholder and its officers, employees, auditors and other agents, during normal business hours and upon reasonable notice, at reasonable times, access to the Corporation’s and its subsidiaries’ officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, and (ii) afford the Principal Stockholder and its officers, employees, auditors and other agents the opportunity to discuss the affairs, finances and accounts of the Corporation and its subsidiaries with their respective officers from time to time as the Principal Stockholder may reasonably request; provided, however, that the Corporation shall not be required to disclose any privileged information of the Corporation so long as the Corporation has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Principal Stockholder without the loss of any such privilege.

SECTION 1.08.    Confidentiality. Each Holder, individually and not jointly, hereby agrees with the Corporation (and only with the Corporation) that it will keep confidential any confidential information obtained from the Corporation pursuant to Section 1.07, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation by such Holder or its Affiliates (as defined below)), (b) is or has been independently developed or conceived by such Holder without use of the Corporation’s confidential information or (c) is or has been made known or disclosed to such Holder by a third party (other than an Affiliate of such Holder) without a breach of any confidentiality obligations such third party may have to the Corporation that is known to such Holder; provided that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Corporation, (ii) to any Affiliate, partner, member, manager, equity holder, investor, prospective partner or related investment fund of such Holder or its Affiliates and its and their respective directors, employees, consultants and representatives, in each case, in the ordinary course of business (provided that the recipients of such confidential information are subject to a customary confidentiality obligation), (iii) as may be reasonably determined by such Holder to be necessary in connection with such Holder’s enforcement of its rights in connection with this Agreement or its investment in the Corporation and its subsidiaries or (iv) as may otherwise be required or requested by law or legal, judicial or regulatory process.
SECTION 1.09.    Dual Purpose. Individuals associated with the Principal Stockholder may from time to time serve on the Board. The Corporation, on its behalf and on behalf of its subsidiaries, recognizes that such individuals (i) will from time to time receive non-public information concerning the Corporation and its subsidiaries and (ii) may (subject to the obligation to maintain the confidentiality in accordance with Section 1.08) share such information with other individuals associated with the Principal Stockholder. Such sharing will be for the dual purpose of facilitating support to such individuals in their capacity as members of the Board and enabling the Principal Stockholder, as equity holder, to better evaluate the Corporation’s performance and prospects. The Corporation, on behalf of itself and its subsidiaries, hereby irrevocably consents to such sharing.
SECTION 1.10.    Expenses. In accordance with the Corporation’s organizational documents and other applicable Corporation policies and practices, the Corporation shall reimburse each BDT Director for the reasonable out-of-pocket costs and expenses incurred by each member of the Board in the course of his or her service as such, including in connection with attending regular and special meetings of the Board, any committee thereof or any board or committee of any subsidiary of the Corporation, including reasonable travel, lodging and meal expenses.
ARTICLE II
Representations and Warranties of the Holders
SECTION 2.01.    Corporation Authorization. Each Holder that is not a natural person represents and warrants to each of the other Holders and the Corporation that such Holder is validly organized and existing under the laws of its state of organization and has all requisite power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby, and that this Agreement constitutes the valid and binding agreement of such Holder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity.
SECTION 2.02.    Non-Contravention. Each Holder represents and warrants to each of the other Holders and the Corporation that the execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) if such Holder is not a natural person, contravene or conflict with, or constitute a violation of, any articles or certificate of incorporation or formation, bylaws, operating agreement or comparable organizational documents of such Holder or (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement or order binding on such Holder.
ARTICLE III
Representations and Warranties of the Corporation
The Corporation represents and warrants to each Holder that:
SECTION 3.01.    Corporation Authorization. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary corporate and other action by the Corporation and constitutes a legal, valid and binding obligation and agreement of the Corporation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity.
SECTION 3.02.    Non-Contravention. The execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with, or constitute a violation of, any provision of the organizational documents of the Corporation, (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement or order binding on the Corporation or (iii) result in the imposition of any liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever on any asset of the Corporation.
ARTICLE IV
Miscellaneous
SECTION 4.01.    Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person (as defined below) include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.
SECTION 4.02.    Additional Definitions.
(a)    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation (including any Holder) or any of such stockholders’ Affiliates and (ii) no stockholder of the Corporation (including any Holder) will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation or any rights conferred on such stockholder pursuant to this Agreement (including any representatives of such stockholder serving on the Board).
(b)    “beneficial owner”, including the terms “beneficially own” and “beneficial ownership”, when used with respect to any stock, shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act.
(c)    “Board” means the board of directors of the Corporation.
(d)    “Directors” means the directors of the Corporation at the applicable time.
(e)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(f)    “GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.
(g)    “Permitted Transferee” means (i) in the case of any transferor that is not a natural person, any Person that is an Affiliate of such transferor and (ii) in the case of any transferor that is a natural person, (A) any Person to whom Common Stock is transferred from such transferor (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; provided that, in the case of clause (2), such transferee is the spouse, the lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such transferor, (B) a trust that is for the exclusive benefit of such transferor or its Permitted Transferees under (A) above or (C) any institution qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.
(h)    “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
(i)    “Principal Stockholder” means BDT Badger Holdings, LLC and its Affiliates that are not natural Persons and its and their respective successors and Permitted Transferees that are not natural Persons.
SECTION 4.03.    Further Assurances. Each party to this Agreement, at any time and from time to time upon the reasonable request of another party to this Agreement, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.
SECTION 4.04.    Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
SECTION 4.05.    Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided, however, that a Holder shall be entitled to assign, delegate or otherwise transfer, in whole or in part, any of its rights and obligations hereunder to a Permitted Transferee of such Holder without such prior consent (and such Permitted Transferee shall thereafter be a “Holder” hereunder with the applicable rights hereunder without any further action by or on behalf of any Holder (including the Permitted Transferee) or the Corporation).
SECTION 4.06.    Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.
SECTION 4.07.    Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware and any state appellate court therefrom located in the State of Delaware (or, only if the Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court sitting in Wilmington, Delaware) (together, the “Specified Courts”), and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of the Specified Courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Specified Courts or that any such suit, action or proceeding brought in the Specified Courts has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of the Specified Courts.
SECTION 4.08.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 4.09.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
SECTION 4.10.    Counterparts. This Agreement may be executed (including by facsimile transmission or other electronic signature of this Agreement signed by such party (via PDF, TIFF, JPEG or the like)) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.
SECTION 4.11.    Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understanding, both oral and written, among the parties hereto with respect to the subject matter hereof.
SECTION 4.12.    Amendments; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.
SECTION 4.13.    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity. Accordingly, it also is agreed that each of the Corporation and the Holders shall be entitled to, in addition to any other legal and equitable remedies available, an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.
SECTION 4.14.    IPO Closing; Termination. This Agreement will automatically terminate and be of no force and effect if the closing of the IPO does not occur within twelve months from the date of this Agreement. This Agreement shall terminate on the earlier of (i) the written election of the Principal Stockholder or (ii) such date as the Principal Stockholder ceases to beneficially own any shares of Common Stock. Termination of this Agreement shall not relieve any party for the breach of any obligations under this Agreement prior to such termination.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ALLIANCE LAUNDRY HOLDINGS INC.

By:
/s/ Michael Schoeb
Name: Michael Schoeb
Title: Chief Executive Officer and Director

BDT BADGER HOLDINGS, LLC
By:	BDTCP GP II-A, L.P., its managing member

By:	BDTCP GP II, CO., its general partner

By:
/s/ Mary Ann Todd
Name: Mary Ann Todd
Title: Secretary & General Counsel
[Signature Page to the Stockholders Agreement]